EXHIBIT 10.15

OMIMEX RESOURCES, INC.

______________________________________________________________________

Omimex Energy, Inc.

Omimex Petroleum, Inc.

Omimex de Colombia, Ltd.

July 25, 2003

Mr. Ilyas Chaudhary

Jovian Energy, Inc.

1401 Blake Street, Suite 100

Denver, Colorado 80202

Dear Ilyas:

When executed by all parties this letter shall evidence the agreement in principal of Omimex Canada, Ltd., or any other entity designated by Omimex Canada, Ltd. (“Omimex”) and Jovian Energy, Inc. (“Jovian”) as to the joint purchase of the EnCana Energy Resources, Inc.’s (“EnCana”) 2003 Montana Divestiture Package (“Package”), to wit:

1.

The parties shall purchase, if the sale is completed, the Package 50% Omimex and up to 50% Jovian with Omimex being the operator. If Jovian fails to raise equity required to purchase it’s 50% share then (a) Omimex will have no obligation to fund Jovian’s equity portion and (b) Omimex will either buy the portion not purchased by Jovian or sell some or all to other interest party or parties. Canadian properties will be operated by Jovian.

2.

The offer to EnCana shall be for (a) US $103,000,000.00 cash and US $5,280,456.00 net profits interest payable out of future revenues of the Package or (b) such amended amounts as may be agreed upon in writing by Omimex and Jovian.

3.

The parties shall independently and jointly seek bank financing for the Package.

4.

After signing a mutually acceptable Purchase and Sale Agreement Omimex will deposit in an escrow account $4,000,000.00. Should the transaction with EnCana fail to close for any reason and the deposit be forfeited then Jovian shall immediately upon such forfeiture pay Omimex US $2,000,000.00. Capco Resource Corporation (“Capco”) will pledge to Omimex its interests in the SPV Michigan properties as security for this transaction. To evidence such security, Capco will, upon execution of this agreement, return to Omimex the unrecorded assignments relating to the SPV Michigan properties. Should Jovian fail to pay the $2,000,000.00 to Omimex within ninety (90) business days of the date of forfeiture then Omimex shall retain the Capco interests in the SPV Michigan properties as full and complete compensation for the forfeited deposit and Capco, Jovian or any other Capco related entity shall have no further right to any interest relating to the SPV Michigan properties. Should Capco, Jovian or any other Capco entity file for or have proceedings filed against them in Bankruptcy Court, they agree to have no claim of any kind or nature to any interest in the SPV Michigan Properties. If Jovian pays the $2,000,000.00 to Omimex then the assignments to Capco of its interest in the SPV Michigan properties will be returned. If this transaction closes, US $4,000,000.00 will be applied towards the purchase price of Omimex’s share of the package.

5608 MALVEY, PENTHOUSE SUITE  .  FORT WORTH, TEXAS 76107  .  PHONE (817)735-1500 . fax (817)735-8033

Mr. Ilyas Chaudharty

Jovian Energy, Inc.

July 25, 2003

5.

If Omimex closes the EnCana Acquisition, Steve Lieberman will receive, effective the firs tof the month following closing of the EnCana Acquisition, an overriding royalty interest of 0.5% (one half of one percent) on all wells in the Package and on undeveloped acreage. Mr. Lieberman will receive monthly payment from this interest. The assignment of the overriding royalty will be delivered to Steve Lieberman one month from the date of closing, but the assignment will only be recorded after $30 million of the bank debt attributable to the EnCana Acquisition is paid off.

6.

If Jovian is unable to raise their share of equity capital and is unable to buy any portion of the Package and Omimex is able to close for 100% to its account then Omimex will assign a 0.5% (one half of one percent) overriding royalty interest to Ilyas Chaudhary. The same conditions of payment, effective date and assignment will apply to the overriding royalty granted to Mr. Chaudhary as applies to the interest of Mr. Lieberman.

This agreement supercedes any prior written or verbal agreement of the Parties.

Please sign below to indicate your agreement to terms and conditions set forth herein.

Very truly yours,

OMIMEX CANADA, LTD.

/s/ Naresh K. Vashisht

Naresh K. Vashisht

President

AGREED AND ACCEPTED THIS 25TH

DAY OF JULY 2003

JOVIAN ENERGY, INC.

/s/ Stephen A. Lieberman

By: Stephen A. Lieberman

Title: President

AGREED AND ACCEPTED THIS 25TH

DAY OF JULY 2003

CAPCO RESOURCE CORPORATION

/s/ Stephen A. Lieberman

By: Stephen A. Lieberman

Title: President